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                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934


                                July 21, 1997
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              Date of Report (date of earliest event reported)


                     AMERICAN BUSINESS INFORMATION, INC.
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           (Exact name of Registrant as specified in its charter)

        Delaware                       005-42304                47-0751545
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(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
incorporation or organization)                              Identification No.)

                           5711 South 86th Circle
                            Omaha, Nebraska 68127
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                  (Address of principal executive offices)

     Registrant's telephone number, including area code:  (402) 593-4500


                               Not Applicable
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        (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS

     On July 21, 1997 pursuant to a Preferred Shares Rights Agreement (the "Rights Agreement") between American Business Information, Inc. (the "Company") and Norwest Bank Minnesota, N.A., as Rights Agent (the "Rights Agent"), the Company's Board of Directors declared a dividend of one right (a "Right") to purchase one one-thousandth of a share of the Company's Series A Participating Preferred Stock ("Series A Preferred") for each outstanding share of Common Stock, $0.0025 par value ("Common Shares"), of the Company. The dividend is payable on August 14, 1997 (the "Record Date") to stockholders of record as of the close of business on that day. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Preferred at an exercise price of $120.00 (the "Purchase Price"), subject to adjustment.

     A copy of the press release issued by the Company regarding the Rights Agreement is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

     The following exhibit is filed as part of this report, where indicated.

          99.1  Press Release dated August 1, 1997.

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     Pursuant to this requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              AMERICAN BUSINESS INFORMATION, INC.



August 5, 1997                /s/ Steven Purcell
                              ---------------------------------------------
                              Steven Purcell
                              Chief Financial Officer


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                                EXHIBIT INDEX

                                                            Page
                                                           Number
                                                            Under
                                                         Sequential
Exhibit                                                   Numbering
  No.            Exhibit                                   System
-------          -------                                  ---------
99.1             Press Release dated August 1, 1997

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